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                                                                 Exhibit 10.15.2

                           ALLONGE TO PROMISSORY NOTE

         This instrument is an Allonge to Promissory Note, entered into as of the 28th day of June, 2002, by and between the undersigned, Benno C. Schmidt, Jr. (the "Maker"), and EDISON SCHOOLS INC. (successor to THE EDISON PROJECT L.P.), a Delaware corporation (the "Lender").

                                   WITNESSETH:

         Reference is hereby made to that certain promissory note dated January 23, 1996 executed by the Maker in favor of the Lender in the original principal amount of $200,000, as amended by those certain Letter Agreements dated March 1, 1997 and December 15, 1997 and those certain Allonges to Promissory Note dated as of October 5, 1999 and February 12, 2002 (the "Note").

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Maker and the Lender hereby agree as follows:

         1. The Note is hereby amended to provide that the Loan evidenced by the Note and any interest accrued thereon shall be due and payable on the first to occur of (i) August 31, 2002 or (ii) the date on which Maker's employment by Lender is terminated.

         2. Except as amended herein, the Note shall remain in full force and effect.


         IN WITNESS WHEREOF, the Maker and the Lender have caused this instrument to be duly executed as of this 28th day of June, 2002.

                                 /s/  Benno C. Schmidt, Jr.
                                 ---------------------
                                      Benno C. Schmidt, Jr.


                                 EDISON SCHOOLS INC.


                                 By:  /s/ H. Christopher Whittle
                                      --------------------------
                                          H. Christopher Whittle
                                          President and Chief Executive Officer